Exhibit 10.35

[YEAR] LONG TERM INCENTIVE PROGRAM
AWARD AGREEMENT

pursuant to the

OWENS CORNING
2013 STOCK PLAN

RESTRICTED STOCK AWARD

OWENS CORNING, a Delaware corporation (the “Company”), hereby grants to [Participant Name] (the “Holder”), as of [Grant Date] ( the “Grant Date”), pursuant to the provisions of the Owens Corning 2013 Stock Plan (the “Plan”), a restricted stock award (the “Award”) of [Number of Shares Granted] shares of the Company’s Common Stock, $0.01 par value (“Stock”), upon and subject to the restrictions, terms and conditions set forth below. References to employment by the Company shall also mean employment by a Subsidiary or Affiliate. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.	Rights as a Stockholder.
The Holder shall have the right to vote the shares of Stock subject to the Award and to accrue cash dividends and other distributions thereon unless and until such shares are forfeited pursuant to this Agreement; provided, however, that during the Restriction Period, cash dividends or other distributions with respect to shares of Stock (including, without limitation, a Stock dividend or a Stock split) shall be delivered to the Company and shall be payable only upon vesting. Any right to receive cash dividends or other distributions with respect to shares of Stock which are accrued and credited pursuant to the preceding sentence shall be subject to the same restrictions and vesting period as the shares of Stock with respect to which such cash dividend or other distribution was made.

2.	Custody and Delivery of Certificates Representing Shares.
The Holder shall execute and return this Agreement. As soon as practicable after the Holder has executed this Agreement and any stock power or powers as required by the Company and returned the same to the Company, the Company shall cause to be issued in the Holder’s name a stock certificate or certificates representing the total number of shares of Stock subject to the Award. The Company shall hold the certificate or certificates representing the shares of Stock subject to the Award until such Award shall have vested, in whole or in part, pursuant to this Agreement, and the Company shall as soon thereafter as practicable, subject to the terms, conditions and limitations of this Agreement, deliver the certificate or certificates for the vested shares to the Holder and destroy any stock power or powers relating to the vested shares. The Company may require the execution and delivery to the Company of one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the shares subject to the Award if shares are forfeited pursuant to the vesting and forfeiture provisions of this Agreement or if required under applicable laws or regulations relating to any shares that are the subject of this Stock Award.

3.	Restriction Period and Vesting.

(a) The Award shall vest and the restrictions shall lapse as follows: (i) 25% of the Award shall vest and restrictions shall lapse on each anniversary of the grant date (the “Vesting Dates”) until the award is fully vested, or (ii) earlier pursuant to this Agreement or in accordance with Section 6.8 of the Plan (the “Restriction Period”). As used herein, the term “vest” shall mean no longer subject to a substantial risk of forfeiture.

(b) If, prior to the end of the Restriction Period, the Holder’s employment with the Company terminates by reason of death or Disability, the portion of the Award that is then unvested shall vest in full, and restrictions shall lapse, as of the date of such termination.

(c) If, prior to the end of the Restriction Period, the Holder’s employment with the Company terminates for any reason other than death or Disability, the portion of the Award which is not vested as of the effective date of the Holder’s termination of employment shall be forfeited by the Holder and such portion shall be cancelled by the Company.
(d) In the event of a Change in Control, as defined in the Plan, the Award shall immediately vest in full and the restrictions shall lapse as provided in Section 6.8 of the Plan.

4.     Withholding Taxes.

(a) As a condition precedent to the delivery to the Holder of any shares of Stock upon the lapse of the Restriction Period, the Holder agrees that, upon request by the Company, the Holder shall pay to the Company such amount of cash as may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such Unit. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Holder agrees that the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder. The Holder, other than a Holder subject to Section 16(b) of the Securities Exchange Act of 1934 and rules thereunder, also agrees that the Company may direct the sale of the number shares subject to the award sufficient to satisfy Required Tax Payments as the Company may deem necessary and subject to the limitations set forth in the Plan.

(b) The Company may direct or may permit the Holder to elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 4(a), (2) for other than Canadian employees, delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Stock (for which the Holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold from the shares of Stock otherwise to be delivered to the Holder pursuant to the Award having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company through whom the Holder has sold the shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1), (2) and (3). Notwithstanding any other provision of Section 4(a) and (b) of this Agreement, in the absence of any direction by the Company of permitted election by the Holder, the default method of satisfying the Required Tax Payments shall be through share withholding. No certificate representing a share of Stock shall be delivered to the Holder until the Required Tax Payments have been satisfied in full.

5.     Additional Terms and Conditions of Award.

5.1    Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder shall accept this Agreement by executing it in an enforceable manner, including through an electronic acceptance, in such form as is determined to be acceptable within the discretion of the Committee.

5.2    Agreement Not To Compete and Not To Solicit.

(a)    In exchange for the consideration provided by the Company in this Agreement, Holder agrees that, during the Covenant Period, Holder shall not, without the prior written consent of the Company: i) become directly or indirectly engaged or involved, as an owner, principal, employee, officer, director, manager, independent contractor, consultant, representative, seller, distributor, agent, advisor, , lender or in any other capacity, with or for any Competitor of the Company or any Subsidiary; ii) participate in the research or development, manufacture, and/or any business, fabrication, marketing, sale or distribution of any products or services that are competitive with or similar to any products or services then being developed, manufactured, fabricated, marketed, sold or distributed by the Company or any Subsidiary; iii) directly or indirectly, on behalf of Holder or any other person or entity, offer, market, sell or distribute, or participate in offering, marketing, selling or distributing any products or services that are competitive with or similar to any products or services then offered , marketed, sold or distributed by the Company or any Subsidiary to any customer of the Company or any Subsidiary, or to Holder’s knowledge, potential customer of the Company or any Subsidiary; or iv) directly or indirectly engage, or attempt to engage, on behalf of any Competitor of the Company or any Subsidiary, any employee, independent contractor, consultant, sales representative, vendor, supplier, distributor, independent contractor, agent or other business relationship of the Company or any Subsidiary, or engage in any other action that would reasonably be expected to terminate or negatively impact any such business relationship of the Company or any Subsidiary; provided, however, that Holder’s direct or indirect ownership of less than 1% of the outstanding capital stock of a company whose capital stock is listed on a national securities exchange or regularly traded in an over-the-counter market, shall not be deemed to be a violation of this Agreement. Notwithstanding any provision of the Plan or of this Agreement to the contrary, any violation of this section by Holder shall result in the immediate forfeiture and cancellation of the portion of the Award which is not vested as of such date.

(b)    If any covenant or other term in this Agreement (including without limitation any covenant in Section 4.2 hereof) is determined by a court of competent jurisdiction to be wholly or partially unenforceable , Holder agrees that: i) this Agreement or any portion hereof may be reformed so that such covenant or other term is enforceable to the maximum extent permitted by law; ii) such determination shall not be a bar to or in any way diminish the Company’s right to enforce any such covenant or other term in any other jurisdiction; and iii) the unaffected provisions of this Agreement shall be unimpaired and shall remain in full force and effect. Without limiting the generality of the foregoing, if any covenant in this Agreement shall be determined by a court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extend in all other respect as to which it may be enforceable, all as determined by such court..
(c)    Holder agrees that money damages would not be a sufficient remedy for any breach of this Section 4.2 by Holder and that, in addition to all other remedies which may be available to the Company, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach. Holder further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy.
(d)    Holder agrees and acknowledges that (i) the services rendered by Holder to the Company are special and of great value to the Company, (ii) the market for the Company’s products and services is worldwide and the Company regularly transacts business on a worldwide basis, (iii) the covenants contained in this Section 4.2 are reasonable and necessary for the protection of the Company’s legitimate business interests, (iv) the grant of the Award to Holder is good and sufficient consideration for such covenants, and (v) Holder’s compliance with such covenants will not preclude or unreasonably restrict Holder from engaging in other activities for the purpose of earning a livelihood.

(e)    As used herein, i) the term “Competitor” means any person, or entity that A) is engaged in, or that has plans to become engaged in the research, development, manufacture, fabrication, marketing, sale or distribution of products or services that are the same as, or serve a substantially similar purpose or function as any products or services that were researched, developed, manufactured, fabricated, marketed, sold, or distributed by any business unit of the Company or any Subsidiary for which Holder performed any work or services at any time during the last twenty-four (24) months during which Holder was employed by Company or any Subsidiary and B) directly or indirectly conducts any business operations anywhere within North America or anywhere else in the world where Holder has engaged in business activities on behalf of the Company or any Subsidiary: and ii) the term “Covenant Period” means the period ending on the second anniversary of the date Holder’s termination of employment with the Company or any Subsidiary, regardless of the circumstances relating to such termination of employment (e.g., resignation, retirement, disability, termination by the Company for cause, or termination by the Company without cause).

5.3    Nontransferability of Award. During the Restriction Period, the shares of Stock subject to the Award and not then vested may not be transferred by the Holder other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing, during the Restriction Period, the shares of Stock subject to the Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of such shares, the Award shall immediately become null and void.

5.4    Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be appropriately adjusted by the Committee. If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Holder in connection with the vesting, if any, of such fractional security an amount in cash determined by multiplying such fraction (rounded to the nearest hundredth) by the Fair Market Value on the Vesting Date. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.5    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval. Further, Holder agrees that to the extent issuance of shares in the Holder’s jurisdiction is impossible, illegal, unauthorized, or in the Company’s discretion is imprudent or is otherwise impracticable for any reason, that the Company may, in its discretion, either deem the Award to be a cash award of equivalent cash value or may direct the sale of all shares subject to the Award and settle the Award in cash locally with the Holder.

5.6    Delivery of Certificates. Subject to Section 4, upon the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 4.

5.7    Award Confers No Rights to Continued Employment. The granting of this Award does not entitle the Holder to any award other than that specifically granted under the Plan, nor to any future awards or under the Plan or any similar plan. The Award does not become part of the contract of employment any other employment relationship with the Holder’s employer, and the Award is not a guarantee of continued employment. Moreover, the Award or any future awards do not become a term or condition of employment. The Holder understands and accepts that the awards granted under the Plan are entirely at the discretion of the Company and that the Company retains the right to amend or terminate the Plan and/or the Holder's participation therein, at any time, at the Company’s sole discretion and without notice. The benefits and rights provided under the Plan are not, and should not be considered part of the Holder’s salary or compensation for purposes of any other calculation, including calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind, except as required by applicable law. The Holder hereby waives any and all rights to compensation or damages as a result of the termination of employment with the Company for any reason whatsoever insofar as those rights result or may result from: (a) the loss or diminution in value of any rights under the Plan; or (b) the Holder ceasing to have any rights under, or ceasing to be entitled to any rights under, the Plan as a result of such termination.

5.8    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Administration of the Awards has been delegated to the Company. Any interpretation, determination or other action made or taken by the Board or the Committee, or the Company as its delegate, regarding the Plan or this Agreement shall be final, binding and conclusive.

5.9    Incorporation of the Plan. The Plan, as it exists on the date of this Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Award and this Agreement shall be subject to all terms and conditions of the Plan and any subsequent amendments to the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise. The Holder hereby acknowledges receipt of a copy of the Plan.
5.10    Value of Common Stock. The Company makes no representation as to the value of the Award. The Company is not responsible for any fluctuations in the value of the Company’s Common Stock.

5.11    Investment Representation. The Holder hereby represents and covenants that (a) any shares of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to the delivery to the Holder of any shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Board or any committee authorized by the Board shall in its sole discretion deem necessary or advisable.

5.12    Notices and Electronic Delivery. The Company may, in its sole discretion, deliver any documents (other than certificates), notices or other communications related to the Award and the Holder’s participation in the Plan by electronic means. The Holder hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Any documents, notices or other communications which are not delivered electronically pursuant to this section shall be in writing and shall be deemed to have been duly given when received, if delivered personally, or when mailed, if sent by first class mail, postage paid, addressed as follows:

(a)
    if to the Company or the Committee, to the attention of the Vice President, Total Rewards, Owens Corning World Headquarters, One Owens Corning Parkway, Toledo, Ohio 43659, or to the attention of such other person or at such other address as the Company, by notice to the Holder, may designate in writing from time to time, and

(b)	if to the Holder, at his address as shown on the records of the Company, or at such other address as the Holder, by notice to the Company, may designate in writing from time to time.

5.13    Miscellaneous.

(a)    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any right hereunder in accordance with the Plan.

(b)    Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

(c)    Entire Understanding. The Plan and this Agreement constitute the entire agreement and understanding between the parties with respect to the matters described herein and supersede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter; provided, however, that the covenants contained in Section 5.2 shall complement and shall be in addition to, and shall not supersede similar covenants made by Holder to the Company or any Subsidiary in the Agreement-Protection of Owens Corning Proprietary Interests or the Intellectual Property Agreement if Holder has executed such an agreement.

(d)    Modification. No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(e)    Waiver. The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(f)    Fees and Expenses; Legal Compliance. The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

(g)    Governing Law. This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

(h)    Data Privacy. By signing this Agreement, including by way of electronic acceptance by means acceptable to the Company of the Agreement, the Holder explicitly consents to the collection, processing, and transfer (electronically or otherwise) of personal data by the Company, the Holder’s employer, and any third parties as necessary. Moreover, the Holder explicitly acknowledges and agrees that personal data (including but not limited to Holder’s name, home address, telephone number, employment status, tax identification number, and data for tax withholding purposes) may be transferred to third parties assisting the Company with the implementation of the Plan. The Holder expressly authorizes such transfer to and processing by third parties. Furthermore, the Holder explicitly consents to the transfer of the Holder’s personal data to countries other than his or her country of employment. The Company will take reasonable measures to keep the Holder’s personal data private, confidential, and accurate. The Holder may obtain details with respect to the collection and transfer of his or her personal data in relation to the Plan participation and may also request access to and updates of such personal data, if needed, by contacting his or her local Human Resources contact.

5.14    Provisions Relating to Non-U.S. Jurisdictions.

(a)    Local Compliance. The Holder remains personally responsible for any local compliance requirements resulting from his or her receipt, ownership, and subsequent sale of Common Stock, as well as the transfer of funds abroad, the making of a foreign investment, and the opening or use of a U.S. brokerage account in relation to his or her receipt of Common Stock.

(b)    Exchange Rate Fluctuation. The Company is not responsible for any foreign exchange fluctuations between the Holder’s local currency and the U.S. dollar.

(c)    Language Translation. To the extent that the Holder has been provided with a translation of this Agreement, the English language version of this Agreement shall prevail in case of any discrepancies or ambiguities due to translation.

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